UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 11, 2013

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2013, the Company’s shareholders approved the 2013 IMAX Corporation Long-Term Incentive Plan (the “IMAX LTIP”) at the Company’s Annual and Special Meeting, which previously had been approved by the Company’s Board of Directors, subject to shareholder approval. For a description of the IMAX LTIP, see Item No. 5, “Approval of the 2013 IMAX Long-Term Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 24, 2013. A copy of the IMAX LTIP is attached hereto as Exhibit 10.1.

On June 11, 2013, the Compensation Committee of the Board of Directors approved forms of stock option and restricted stock unit award agreements under the IMAX LTIP, which are attached as Exhibits 10.2 and 10.3 hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 11, 2013, the Company’s shareholders approved amendments to Schedule II of the Articles of Amalgamation, which previously had been approved by the Company’s Board of Directors, subject to shareholder approval. The amendments to Schedule II of the Articles of Amalgamation expand the list of cities in which meetings of shareholders may be held to include Santa Monica, California, U.S.A. In addition, the amendments to Schedule II of the Articles of Amalgamation include a provision for annual election of all directors. A copy of Schedule II of the Articles of Amalgamation, as amended, is attached hereto as Exhibit 3.1.

On June 11, 2013, the Company’s shareholders confirmed the repeal and replacement of By-Law No. 1, which previously had been approved by the Company’s Board of Directors, subject to shareholder confirmation. The amendments to By-Law No. 1 are mainly housekeeping in nature to: remove references to Co-Chief Executive Officers; update references to Board of Director committees and the independence requirements for members of certain Board committees; clarify certain procedural matters concerning meetings of shareholders and of the Board of Directors; set forth the methodology for payments of dividends; and add language regarding execution of instruments by electronic means. A copy of the replacement to By-Law No. 1 is attached hereto as Exhibit 3.2.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 Annual and Special Meeting of Shareholders of the Company was held on June 11, 2013.

Set forth below are the matters acted upon by the Company’s shareholders at the Annual and Special Meeting, and the final voting results on each such matter.

1.	Election of Directors

By a vote by way of show of hands, Michael MacMillan was elected as Class II director of the Company to hold office until the year 2014 and Richard L. Gelfond, Martin Pompadur and Bradley J. Wechsler were elected as Class III directors of the Company to hold office until the year 2016 or until their successors are elected or appointed. Management received proxies from the shareholders to vote for the four directors nominated for election as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Gelfond	51,998,339	390,604	6,955,795

Michael MacMillan	52,195,978	192,965	6,955,795

Martin Pompadur	52,133,560	255,383	6,955,795

Bradley J. Wechsler	51,261,622	1,127,321	6,955,795

In addition to the foregoing directors, the following directors continued in office Neil S. Braun, Eric A. Demirian, Garth M. Girvan, David E. Leebron, and Marc A. Utay.

2.	Appointment of Auditor

By a vote by way of show of hands, PricewaterhouseCoopers LLP (“PwC”) were appointed auditors of the Company to hold office until the next annual meeting of shareholders and shareholders authorized the directors to fix their remuneration. Management received proxies from the shareholders to vote for the re-appointment of PwC as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
58,446,330	797,018	101,285	105

3.	Approval of Amendments to Articles of Amalgamation

By a vote by way of show of hands, shareholders approved the amendments to Schedule II of the Articles of Amalgamation, as outlined in the Company’s April 24, 2013 Proxy Circular and Proxy Statement. Management received proxies from the shareholders to vote for the amendments to Schedule II of the Articles of Amalgamation as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
52,283,898	91,480	38,864	6,930,496

4.	Confirmation of Amendments to By-Law No. 1

By a vote by way of show of hands, shareholders confirmed the amendments to By-Law No.1 by repeal and replacement, as outlined in the Company’s April 24, 2013 Proxy Circular and Proxy Statement. Management received proxies from the shareholders to vote for the confirmation of the amendments to By-Law No. 1 as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
52,266,912	96,033	51,296	6,930,497

5.	Approval of the 2013 IMAX Long-Term Incentive Plan

By a vote by way of show of hands the shareholders approved the 2013 IMAX LTIP. A copy of the IMAX LTIP is attached hereto as Exhibit 10.1. Management received proxies from the shareholders to vote for the approval of the IMAX LTIP as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
48,472,421	3,898,798	43,128	6,930,391

6.	Named Executive Officer Compensation (“Say-on-Pay”)

By a vote by way of show of hands, the compensation of the Company’s Named Executive Officers was approved. Management received proxies from the shareholders to vote for the approval of the compensation of the Company’s Names Executive Officers as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
51,793,702	461,675	158,865	6,930,496

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

3.1	Articles of Amalgamation of the Corporation, dated January 1, 2002, as amended by Articles of Amendment of IMAX Corporation, dated June 25, 2004 and June 11, 2013

3.2	By-Law No. 1 of IMAX Corporation enacted on June 11, 2013

10.1	IMAX Corporation 2013 IMAX Long-Term Incentive Plan

10.2	IMAX Corporation - Form of Stock Option Award Agreement

10.3	IMAX Corporation - Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation (Registrant)

Date: June 12, 2013	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
Chief Legal Officer

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
Corporate Secretary